Exhibit 32.1

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Neogenix Oncology, Inc. on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned’s best knowledge and belief:

(a)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Neogenix Oncology, Inc.

Date: July 10, 2012

/s/ Dr. Philip Arlen
Dr. Philip Arlen
Chief Executive Officer
(Principal Executive Officer)

/s/ Albine Martin
Albine Martin, PhD
Chief Operating Officer
(Principal Financial and Acting Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Neogenix and will be retained by us and furnished to the Securities and Exchange Commission or its staff upon request.